inVentiv Health, Inc. (VTIV)

First Quarter 2008 Earnings Call

May 12, 2008

Forward Looking Statements and Non-GAAP Financial Information

This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are only predictions and provide our current expectations or forecasts of future events and financial performance and may be identified by the use of forward-looking terminology, including the terms "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "will" or "should" or, in each case, their negative, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking. Specifically, this presentation contains forward-looking statements regarding our estimates of revenues and earnings in future periods. In addition, we have disclosed data regarding our historical experience in winning new business opportunities in conjunction with our presentation of our new business pipeline, which is intended to assist readers in evaluating our new business pipeline on a forward-looking basis.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:

- Our ability to sufficiently increase our revenues and maintain or decrease expenses and cash capital expenditures to permit us to fund our operations;
- Our ability to continue to comply with the covenants and terms of our credit facility and to access sufficient capital to fund our operations;
- The actual impact of the adoption of certain accounting standards;
- Changes in trends in the pharmaceutical industry or in pharmaceutical outsourcing;
- Our ability to grow our existing client relationships, obtain new clients and cross-sell our services;
- Our ability to successfully operate new lines of business;
- Our ability to successfully identify new businesses to acquire, conclude acquisition negotiations and integrate the acquired businesses into our operations; and,
- Our ability to recruit, motivate and retain qualified personnel, including sales representatives.

Investors should carefully consider these risk factors and the matters discussed under Item 1A, Risk Factors, of our Form 10-K for the year ended December 31, 2007 which can be accessed electronically in the Investor Relations portion of our web site at www.inventivhealth.com.

This presentation includes non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. The "adjusted" (non-GAAP) financial measures included in this presentation exclude the following:

- Interest income (expense) related to our interest rate hedge of a term loan facility;
- Federal tax benefits related to state and local tax exposure; and,
- Impairment of marketable securities.

The segment information contained in this presentation excludes:

- compensation expense related to vested stock options and restricted stock;
- corporate overhead; and,
- minority interest & equity investments.

We believe that these non-GAAP financial measures are a more accurate basis for evaluating ongoing performance and planning and forecasting of future periods, and we use these non-GAAP financial measures internally for the foregoing purposes. We have included in the appendices to this presentation the most directly comparable GAAP financial measures and a reconciliation between the non-GAAP and GAAP financial measures.

Q1'08 vs. Q1'07 Adjusted Results

$'s in Millions (except per share)

	Q1'08	Q1'07	%
Total Revenues	$262.3	$222.0	*18%*
Net Revenues	224.6	176.4	*27%*
Adj. EBITDA	28.9	24.2	*19%*
Adj. Operating Income	20.3	18.5	*10%*
% of Net Revenue	*9.1%*	*10.5%*	
Adj. Net Income	8.5	9.5	*(11%)*
Adj. Diluted EPS	$0.26	$0.31	*(16%)*
GAAP EPS	$0.24	$0.33	*(27%)*

NOTE: Investors are referred to the reconciliations to GAAP provided at the end of this presentation
NOTE: The adjusted Net Income and adjusted EPS figures present adjusted results from continuing operations including equity compensation expense.
NOTE: The adjusted EBITDA and adjusted Operating Income figures include equity compensation expense and exclude minority interest and equity investments.

Q1'08 Total Revenue by Segment

$'s in Millions



Patient Outcomes
11%
Clinical
20%
Commercial
35%
34%
Communications

Segment	$ Value
Clinical	$52.1
Communications	$88.3
Commercial	$92.0
Patient Outcomes	$29.9
Total Revenue	$262.3

Q1'08 Adjusted Operating Income by Segment

$'s in Millions



Patient Outcomes
18%
Clinical
12%
Commercial
22%
48%
Communications

Segment	$ Value
Clinical	$3.3
Communications	$12.8
Commercial	$5.9
Patient Outcomes	$4.9

NOTE: Investors are referred to the reconciliations to GAAP provided at the end of this presentation. The sum of the segment adjusted operating income amounts will not tie to consolidated adjusted operating income due to corporate and other costs.

inVentiv Clinical: Q1'08 vs. Q1'07

$'s in Millions

	Q1'08	Q1'07	%
Total Revenues	$52.1	$41.4	*26%*
Adj. Operating Income	3.3	2.2	*50%*
Adj. Operating Income %	*6.3%*	*5.3%*	

NOTE: Investors are referred to the reconciliations to GAAP provided at the end of this presentation.

inVentiv Communications: Q1'08 vs. Q1'07

$'s in Millions

	Q1'08	Q1'07	%
Total Revenues	$88.3	$61.4	*44%*
Adj. Operating Income	12.8	8.5	*52%*
Adj. Operating Income %	*14.5%*	*13.8%*	

NOTE: Investors are referred to the reconciliations to GAAP provided at the end of this presentation.

inVentiv Commercial: Q1'08 vs. Q1'07

$'s in Millions

	Q1'08	Q1'07	%
Total Revenues	$92.0	$97.8	*(6%)*
Adj. Operating Income	5.9	10.0	(41%)
Adj. Operating Income %	*6.4%*	10.2%	

NOTE: Investors are referred to the reconciliations to GAAP provided at the end of this presentation.

inVentiv Patient Outcomes: Q1'08 vs. Q1'07

$'s in Millions

	Q1'08	Q1'07	%
Total Revenues	$29.9	$21.4	*40%*
Adj. Operating Income	4.9	3.6	*36%*
Adj. Operating Income %	*16.4%*	*16.8%*	

NOTE: Investors are referred to the reconciliations to GAAP provided at the end of this presentation.

Multi-Year Net Revenue Growth

$'s in Millions


As Reported
$1,000
$800
$600
$400
$200
$0
41% CAGR
2003
2004
2005
2006
2007
ProForma Organic
$1,000
$800
$600
$400
$200
$0
18% CAGR
2003
2004
2005
2006
2007
Clinical
Communications
Commercial
Patient Outcomes

NOTE: Pre-acquisition proforma numbers may be unaudited and may be reflected wholly or partially on a cash basis. Gross revenues were used as a proxy for net revenues if the acquired companies did not segregate customer reimbursements.

NOTE: Proforma Organic Net Revenue - Each company acquired as of 12/31/07 is assumed as part of inVentiv proforma organic net revnues asif they were wholly-owned by inVentiv as of 1/1/03.

ProForma Organic Net Revenue Growth

	2003 to 2007 4-Yr % CAGR	TTM Q1'08 % Annual Growth
Clinical	23%	24%
Communications	20%	8%
Commercial	9%	6%
Patient Outcomes	49%	25%
Total	18%	13%

NOTE: Pre-acquisition proforma numbers may be unaudited and may be reflected wholly or partially on a cash basis. Gross revenues were used as a proxy for net revenues if the acquired companies did not segregate customer reimbursements.

NOTE: Each company acquired as of 12/31/07 is assumed as part of inVentiv proforma net revenues from 1/1/03 as if they were wholly-owned by the company.

New Business Pipeline

Annualized Net Fees ($'s in Millions)



$500
$400
$300
$200
$100
$0
$250
$200
$300
$250
$300
$300
$350
$400
$350
Q1:06
Q2:06
Q3:06
Q4:06
Q1:07
Q2:07
Q3:07
Q4:07
Q1:08

NOTE: inVentiv calculates its pipeline based on its approximate annualized net revenue estimate for all identified new business opportunities on a rolling, forward 12-mth basis.

NOTE: inVentiv has historically won ~50% of the opportunities for which inVentiv submits a proposal and the Client elects to outsource (weighted by net revenue).

2008 Guidance

Total Revenues	$1.05B to $1.15B
Adjusted EPS (w/ Stock Comp.)	$1.80 to $1.90
GAAP EPS	$1.78 to $1.88

NOTE: Investors are referred to the reconciliations to GAAP provided at the end of this presentation.

Appendix

Metrics & Other Information

$'s in Millions

	3/31/08	3/31/07	12/31/07
Cash Flow from Operations (qtr)	$9.9	($6.8)	$43.2
Cash Flow from Operations (ttm)	$75.4	$60.8	$58.7
Cash & Marketable Securities	$79.5	$46.4	$98.1
Working Capital[1]	$161.5	$92.9	$130.9
Leverage Ratio (Proforma ttm)[2]	2.36	1.91	2.43
Days Sales Outstanding (qtr)[3]	76	77	79
Approximate Worldwide Employee Count (qtr)	6,400	5,200	5,700

NOTE: For GAAP reconciliations, metrics definitions and additional notes investors are referred to additional slides at the end of this presentation.

Metrics Definitions & Notes

- [1] Working Capital equals current assets less current liabilities
- [2] Leverage Ratio (TTM) is calculated as if all new acquisitions closed during the twelve month period were part of inVentiv for the full twelve months. The calculation is Debt divided by Adjusted Proforma EBITDA as defined within inVentiv's credit agreement.
- [3] Days Sales Outstanding (DSO) is measured using the combined amounts of Accounts Receivable and Unbilled Services (excluding work-in-progress, which does not affect calculation) outstanding as of the Balance Sheet date, against Revenues for the trailing 3-month period then ended. The calculation excludes acquisitions made during the quarter.

GAAP Reconciliation Factors

- *Other than temporary impairment charge related to marketable securities*:
  - During the first quarter of 2008, the Company recorded $0.5 million ($0.3 million net of taxes) related to an other than temporary impairment of the Company's Columbia Strategic Cash Portfolio ("CSCP"), which held certain asset-backed securities. Consistent with the company's investment policy guidelines, the majority of holdings within CSCP held by the company had AAA/Aaa credit ratings at the time of purchase. With the liquidity issues experienced in the global credit and capital markets, the CSCP experienced other than temporary losses resulting in a change in the net asset value per share from its $1 par value. The other than temporary impairment loss was adjusted to exclude this charge for first quarter 2008 results.
- *Compensation expense related to vested stock options and restricted stock*:
  - The Company adopted FAS 123(R) as of January 1, 2006 and commenced recording expense for vested stock options and restricted stock as of that date. Compensation expense has been included in all adjusted consolidated financial information and EPS computations, but excluded at the segment level. For all non-GAAP financial information related to the segment information, segment level compensation expense of $1.9 million and $1.9 million has been adjusted for the three months ending March 31, 2008 and 2007 to exclude expense related to vested stock options and restricted stock.
- *Derivative interest:*
  - In October 2005, the Company engaged in an interest rate hedge of its $175 million term loan facility, which the Company did not designate for hedge accounting until July 2006. In July 2006, the Company employed a hypothetical derivative model to assess ineffectiveness. For the three-months ended March 31, 2008 and 2007, the Company recorded $0.3 million of interest expense ($0.2 million net of taxes) relating to the ineffectiveness of the hedge for each quarter. Net interest expense was adjusted to exclude these adjustments in their respective periods.
- *Tax benefit:*
  - The Company recorded federal tax benefits of $1.0 million in the first quarter of 2007 attributable to related state and local tax exposure. Tax expense was adjusted to exclude these benefits for the first quarter of 2007

GAAP Reconciliations

Reconciliation of Adjusted Operating Income and Adjusted EBITDA

(in millions)	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
Net income from continuing operations, as reported	$ 8.0	$ 10.4
Add: Minority interest in income of subsidiary	0.6	0.2
Add: (Loss) gain from equity investments	—	(0.2)
Add: Income tax provision	5.6	5.4
Add: Interest expense	6.4	3.2
Deduct: Interest income	(0.5)	(0.5)
Operating income, as reported	19.8	18.5
Add: Impairment loss on marketable securities	0.5	—
Adjusted operating income	20.3	18.5
Add: Depreciation	4.9	3.9
Add: Amortization	3.7	1.8
Adjusted EBITDA *	$ 28.9	$ 24.2

* Before minority interest in income of subsidiary and income from equity investments

Reconciliation of Adjusted Net Income from Continuing Operations and Adjusted Diluted EPS from Continuing Operations including Equity Compensation Expense

(in millions)	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
Net Income from Continuing Operations	$ 8.0	$ 10.4
Add: Impairment loss on marketable securities, net of taxes	0.3	—
Add (Subtract): Derivative interest, net of taxes	0.2	0.1
Deduct: Tax benefit	—	(1.0)
Adjusted Net Income from Continuing Operations	$8.5	$9.5
Diluted Shares Outstanding	33.1	31.2
Adjusted Diluted EPS from Continuing Operations	$0.26	$0.31

Reconciliation of Segment Operating Income

(in millions)	inVentiv Clinical Q108	inVentiv Clinical Q107	inVentiv Commercial Q108	inVentiv Commercial Q107	inVentiv Communications Q108	inVentiv Communications Q107	inVentiv Patient Outcomes Q108	inVentiv Patient Outcomes Q107
Operating income, as reported	$2.9	$1.8	$8.9	$9.5	$12.4	$8.2	$4.7	$1.6
Add: Equity compensation expense	0.4	0.4	1.0	1.1	0.4	0.3	0.2	0.0
Adjusted Operating Income	$3.3	$2.2	$9.9	$10.6	$12.8	$8.5	$4.9	$1.6

Proforma Annual Compound Growth Rate ("CAGR") on a Net Revenue Basis

	YR 2005 to YR2007 Total	YR 2005 to YR2007 inVentiv Commercial**
CAGR %, as reported	41%	12%
Less: Acquisition CAGR %	23%	3%
CAGR %, proforma	18%	9%

** inVentiv Communications, inVentiv Clinical and inVentiv Patient Outcomes were not part of the company in 2005 and thus the GAAP reconciliations are not meaningful for these segments.

Proforma Growth Rate on a Net Revenue Basis

	TTM 3/31/08 vs TTM 3/31/07 Total	inVentiv Clinical	inVentiv Commercial	inVentiv Communications	inVentiv Patient Outcomes
Growth%, as reported	27%	34%	9%	50%	48%
Less: Acquisition Growth%	14%	0%	3%	41%	23%
Growth%, proforma	13%	34%	6%	9%	25%

Guidance

	2008E
Adjusted EPS	$1.50 - $1.56
Less: Derivative interest, net of taxes	(.02)
GAAP EPS	$1.48 - $1.54

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